As filed with the Securities and Exchange Commission on March 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3324577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Erie Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

2016 Omnibus Incentive Plan, as amended

(Full title of the plan)

Daniel R. Passeri

Chief Executive Officer

Cue Biopharma, Inc.

21 Erie Street

Cambridge, MA 02139

(Name and address of agent for service)

(617) 949-2680

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2016 Omnibus Incentive Plan, as amended (the “2016 Plan”), of Cue Biopharma, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-224018, relating to the 2016 Plan filed by the Registrant with the Securities and Exchange Commission on March 29, 2018, the contents of the Registration Statement on Form S-8, File No.  333-230282, relating to the 2016 Plan filed by the Registrant with the Securities and Exchange Commission on March 14, 2019, the contents of the Registration Statement on Form S-8, File No.  333-237140, relating to the 2016 Plan filed by the Registrant with the Securities and Exchange Commission on March 12, 2020, and the contents of the Registration Statement on Form S-8, File No. 333-254045, relating to the 2016 Plan filed by the Registrant with the Securities and Exchange Commission on March 9, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38327) filed with the Securities and Exchange Commission on November 9, 2020)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220550) filed with the Securities and Exchange Commission on December 5, 2017)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2*	Consent of RSM US LLP, Independent Registered Public Accounting Firm

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	Cue Biopharma, Inc. 2016 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220550) filed with the Securities and Exchange Commission on September 21, 2017)

99.2	Amendment No. 1 to Cue Biopharma, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K (File No. 001-38327) filed with the Securities and Exchange Commission on March 12, 2020)

107*	Calculation of Filing Fee Tables

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 16th day of March, 2022.

CUE BIOPHARMA, INC.

By:	/s/ Daniel R. Passeri
Daniel R. Passeri
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cue Biopharma, Inc., hereby severally constitute and appoint Daniel R. Passeri, Kerri-Ann Millar and Colin Sandercock, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cue Biopharma, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel R. Passeri	Chief Executive Officer and	March 16, 2022
Daniel R. Passeri	Director
(Principal executive officer)

/s/ Kerri-Ann Millar	Chief Financial Officer	March 16, 2022
Kerri-Ann Millar	(Principal financial and
accounting officer)

/s/ Frederick Driscoll	Director	March 16, 2022
Frederick Driscoll

/s/ Aaron Fletcher	Director	March 16, 2022
Aaron Fletcher

/s/ Cameron Gray	Director	March 16, 2022
Cameron Gray

/s/ Tamar Howson	Director	March 16, 2022
Tamar Howson

/s/ Peter Kiener	Director	March 16, 2022
Peter Kiener

/s/ Frank Morich	Director	March 16, 2022
Frank Morich